Exhibit 99.1 QTS Investor Day 2017 Data Center Solutions in a Hybrid World November 13, 2017 © 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 1 Forward Looking Statements Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets or the technology industry; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which we operate; defaults on, or termination or non-renewal of, leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including our failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers; our failure to qualify and maintain our qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 (“10-K”) and in the other periodic reports we file with the Securities and Exchange Commission. This presentation includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as FFO, operating FFO, adjusted Operating FFO, EBITDA, adjusted EBITDA, NOI, ROIC and MRR. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures are presented in the attached pages. We refer you to these pages for reconciliations of the measures and to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Non-GAAP Financial Measures" in our 10-K for further information regarding these measures. © 2017 QTS. All Rights Reserved.

2 Welcome to QTS Fort Worth The QTS Story Chad Williams, Chairman & CEO © 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 3 Financial Achievements QTS Has More Business Since the than Doubled Its IPO in October 2013 25% Revenue 28% 31% 17% Operating Adjusted EBITDA Operating FFO FFO Per Share CAGR © 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 4

Operating Achievements

Customers

880+ At IPO → +25% → 1,100+ Today

Rising Customer Usage of Platform

% of MRR from customers using more than one "C" Product

40% At IPO → 65% Today

Service

>99.999%

Facility Uptime

Eight consecutive years

Net Promoter Score = 68

Nearly **double** the Technology industry average

New Opportunities

De-Risked Expansion

Low Basis Opportunities	Land Acquisitions in Tier 1 Markets
Irving, TX	Ashburn, VA
Princeton, NJ*	Phoenix, AZ
Chicago, IL	Hillsboro, OR
Piscataway, NJ	
Fort Worth, TX*	

** Enterprise Sale-Leaseback*

QTS CloudRamp™ Partnership

amazon web services

Announced November 13, 2017

© 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 5

QTS is Well-Positioned for Continued Future Growth

10% CAGR ('17-'20)

Multi-Tenant Data Center Industry Growth[1]

C1 – Hyperscale/ Wholesale:

- Scale
- Speed
- Economics

QTS Solution:



World-Class Infrastructure & Mega Data Centers

De-Risked Development Approach

- Infrastructure-rich, low basis
- High visibility on anchor tenant

Operating and Build Cost Advantage

- Mega scale
- Low basis up front

Significant Growth Capacity

- Capacity to double footprint in existing powered shell
- Can more than double again on owned land

C2/C3 – Enterprise Outsourcing:

- Integrated Hybrid IT
- Secure & Compliant
- Premium Customer Service

QTS Solution:



Fully-Integrated Services Platform

Flexibility to Deliver Hybrid Solutions

- 3C services platform
- High-end security and compliance

Selling the "Cubic" Feet on Top of Space and Power

- Services attach
- Enables higher ROIC potential

Fully-Integrated Across Platform

- QTS Software-Defined Data Center Platform

© 2017 QTS. All Rights Reserved.

1. North American Multi-Tenant Data Center Market, 451 Research's Datacenter KnowledgeBase, 2016

QTS INVESTOR DAY 2017 6 QTS Growth Acceleration Plan Steps in place to accelerate growth at increasing rates from 2017 through 2020 C1 – Hyperscale / Wholesale Opportunity: Hyperscale demand pipeline remains robust C2 – Colocation / C3 – Cloud & Managed Services Opportunity: Enterprise outsourcing is accelerating toward hybrid solutions Standardized and scalable solutions (1-2MW) Larger build-to-suit hyperscale deployments (4MW+) Large hyperscale activity is consolidating in a small handful of markets (85% of hyperscale activity since 2016 in six markets1) Market shift from simple space/power to complex hybrid solutions C3 business has increased overall pricing and ability to win complex hybrid opportunities Elevated churn and downgrades within segments of C3 have resulted in reduced overall C3 revenue growth Trend of customers moving in both directions between cloud products and colocation solutions as IT needs change QTS Action: Execute on development capability in key hyperscale growth markets QTS project Ashburn Future developments in Phoenix and Hillsboro Expand adoption of QTS Hyperblock QTS Action: Leverage integrated platform to capitalize on accelerated pace of Enterprise data center outsourcing Accelerate growth through QTS CloudRamp™ partnership Align C3 product portfolio with strongest service attachment opportunities and drive growth and reduced churn and downgrades © 2017 QTS. All Rights Reserved. 1. JLL H1 2017 and 2016 Data Center Outlook

QTS INVESTOR DAY 2017 7 QTS Investor Day 2017 – Agenda Development Advantage – Jim Reinhart, COO Operations Mega scale focus drives cost and speed advantage while providing visibility into long-term growth Fully Integrated For A Hybrid Data Center World – Jon Greaves, CTO Executing on accelerating Enterprise hybrid outsourcing demand through QTS’ software-defined data center platform World-Class Service Makes The Difference – Jim Reinhart, COO Operations Culture of service drives industry-leading customer satisfaction QTS From the Customer’s View – Dan Bennewitz, COO Sales, Marketing & Product Uniquely positioned to participate in two primary drivers of data center demand: Hyperscale and Enterprise outsourcing Financial Discipline and Long-Term Outlook – Jeff Berson, CFO Financial model focused on balancing near-term results and long-term strategic growth © 2017 QTS. All Rights Reserved.

8 QTS Development Strategy © 2017 QTS. All Rights Reserved.

DEVELOPMENT STRATEGY 9 QTS Development Strategy De-risk through low basis upfront or visibility on anchor tenants in Greenfield Mega scale assets enable long-term growth opportunity Multi-tenant flexibility to drive diversification and support terminal value Accelerate cash flow with early C1 anchor tenant to de-risk development Drive higher efficiency and ROIC over time through C2 and C3 © 2017 QTS. All Rights Reserved.

DEVELOPMENT STRATEGY 10 Broad And Diversified Platform QTS Footprint Today 2.7M Sq. Ft. of Raised Floor Capacity1 600MW of Utility Power2 Q3 ’17: 25 Data Centers | 14 Markets | | 3 1. Represents basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities. 2. Represents installed utility power and transformation capacity that is available for use by the facility. 3. U.S. Data Center Market Ranking based on total data center inventory and absorption 2015 through first half of 2017 (JLL) © 2017 QTS. All Rights Reserved.

DEVELOPMENT STRATEGY 11 Disciplined Approach to Acquiring Land QTS owns 487-acres of land adjacent to its existing mega facilities and in strategic markets History of systematically acquiring land to secure future growth path: Since QTS’ inception, acquired 487 acres of land adjacent to mega data center footprint and in strategic markets Exponential growth opportunity: Able to expand current raised floor more than 4X on owned land De-risks future growth path: Provides enhanced visibility into where QTS’ future growth is going to come from at a known build cost with land entitlements already in place © 2017 QTS. All Rights Reserved. Note: Markets highlighted in red added since end of Q2 ‘17 Market Development Acres Richmond, VA 111 Hillsboro, OR 92 Phoenix, AZ 84 Princeton, NJ 65 Irving, TX 29 Ashburn, VA 28 Fort Worth, TX 27 Chicago, IL 23 Suwanee, GA 15 Atlanta, GA 13 Total 487

DEVELOPMENT STRATEGY 12 Disciplined Development Approach Capital discipline and de-risked entry point Continued focus on capital discipline to balance long-term growth with near-term results De-risked approach to new market entry Infrastructure designed to support multi-tenant environments to enable increased flexibility and drive valuable diversification of product and customer mix Examples Richmond, VA Irving, TX Chicago, IL Atlanta, GA Repurposing Existing Assets Low-Basis, Infrastructure-Rich Development Data Center Re-Focus Suwanee, GA Piscataway, NJ Enterprise Sale-Leaseback Princeton, NJ Fort Worth, TX Greenfield Development with Visibility on Anchor Tenant Ashburn, VA Hillsboro, OR Phoenix, AZ Pre-lease Greenfield © 2017 QTS. All Rights Reserved.

DEVELOPMENT STRATEGY 13 Significant Scale In The Top U.S. Markets Current capacity of approximately 2.7 million of raised floor NRSF1 within existing powered shell and 600MW of available utility power2 QTS Capacity within Top U.S. Markets 1,800 1,657 1,600 1,400 1,200 1,057 1,000 800 600 435 400 200 0 Current built out capacity Incremental Capacity Within Powered Shell Future Capacity on Owned Land 1. Represents basis-of-design floor space as of September 30, 2017. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities. 2. Represents installed utility power and transformation capacity that is available for use by the facility as of September 30, 2017. 3. Based on total data center inventory and absorption 2015 through first half 2017 (JLL) © 2017 QTS. All Rights Reserved. NRSF Raised Floor (Sq. Ft. in 000’s) 4.0M 1.4M 1.3M Top 8 U.S. Markets3 1,140 25 760 609 502 316 136

DEVELOPMENT STRATEGY 14

Enhancing Growth Capacity in Northern Virginia

52-acres in Ashburn, Virginia acquired for $53M


24-acres
28-acres
QTS Vault Facility



- More than 700,000 sq. ft. of potential raised floor capacity and 140MW of gross power
- Near-adjacent to existing QTS Vault Facility[1]
- Enhances future growth opportunity in largest and fastest growing Tier 1 U.S. data center market
- Expect to deliver Phase 1 of development, representing 4 critical MW's of capacity, by mid-2018
- More than 50% of Phase 1 development currently pre-leased to global health insurance provider

1. Land and building shell was previously subject to a capital lease; subsequently purchased by QTS in Q4 '17
Note. Land overhead images from Google Earth

© 2017 QTS. All Rights Reserved.

15 Differentiated Development Approach Jim Reinhart, COO - Operations © 2017 QTS. All Rights Reserved.

16 Differentiated Development Approach De-Risked Development Approach Mega Scale Flexible Infrastructure Data Centers © 2017 QTS. All Rights Reserved.

17 Differentiated Development Approach Mega Scale Data Centers Enables Rapid Expansion & Long-Term Future Growth Drives Build and Operating Cost Advantage Facilitates Growth Opportunity With Hyperscale Customers © 2017 QTS. All Rights Reserved. Flexible Infrastructure De-Risked Development Approach

MEGA SCALE DATA CENTERS | DE-RISKED DEVELOPMENT | FLEXIBLE INFRASTRUCTURE 18

Capacity Within Powered Shell Represents 5+ Years of Growth

Enhanced visibility into future growth and development pipeline at a known build cost and incrementally higher returns


+90%
Increase
2.7M
raised floor
sq. ft. capacity
under existing
powered shell
1.4M
raised floor sq. ft.
currently built out

Growth Opportunity Within Existing Powered Shell

	Q3 2017 Annualized	Estimated Potential Growth Opportunity
Revenue:	$455M →	$875M+
Adj. EBITDA:	$212M →	$425M+
Capex Required to Develop (@ $8M / MW)		**~ $1.5 billion**

- **Able to expand raised floor capacity to more than 6.7M square feet through development on 487 acres of owned land**

QTS © 2017 QTS. All Rights Reserved.

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 19 Mega Scale Supports Sustainable Build and Operating Cost Advantage Greater the scale, greater the cost leverage, and better the return potential 18 80% 16 75% 14 ta, GA 70% 12 65% 10 60% 8 ega Data Centers ncludes Atlanta, GA; 55% 6 uwanee, GA; hmond, VA and ng, TX) 50% 4 45% 2 40% 0 - 100,000 200,000 300,000 400,000 500,000 0 10 20 30 40 50 Built Out Raised Floor Capacity (Sq. Ft.) Average Installed Power Capacity (Gross MW’s) © 2017 QTS. All Rights Reserved. Average Build Cost Per Gross MW ($M) NOI Margin (Trailing Twelve Months) Data CenterMega Data Center (Less than 150,000 Raised Floor Sq. Ft.)(Greater than 150,000 Raised Floor Sq. Ft.) Richmond, VA Suwanee, GA Irving, TXAtlan Sacramento, CA Santa Clara, CA Miami, FL Data Centers (includes Miami, Sacramento and Santa Clara) M (i S Ric Irvi

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 20 Powered Shell Capacity Provides Speed Advantage vs. Greenfield Strategic inventory of powered shell reduces build time, positioning QTS well on speed-centric opportunities with customers Time to in-Service Capacity (months) 10 11 12 Powered Shell Construction 10-12 Months Time to in-Service Capacity Typical Greenfield Build (Assuming land already purchased) 4 Months Time to in-Service Capacity QTS Re-Development (Assuming powered shell in place) © 2017 QTS. All Rights Reserved. Undeveloped LandPowered ShellRaised Floor Capacity 9 8 7 6 5 4 3 2 1

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 21 Enabling the Spectrum of Hyperscale Requirements Through QTS’ Mega Scale Footprint Hyperscale customer needs are different than traditional C1-Wholesale customers Hyperblock 1-2MW “Immediately” Hyperscale Build-to-Suit 4MW+ Where Economics Are Key (power, taxes, etc.) © 2017 QTS. All Rights Reserved. Hyperscale Need Proximity or Edge Data Availability Zones & Efficient Economics Typical Load 1-2MW with rapid scalability 4MW+ with significant scalability higher Timeline 3-4 months 6-18 month ramp Deal Driver Speed to deliver + Ability to serve low latency requirements Economics + Speed Locations Tier 1 Markets (Existing QTS mega scale footprint) Cost Strategic Markets

22 Differentiated Development Approach De-Risked Development Approach Brownfield History Enables Permanent Cost Seasoned Development Capability to Build Advantage Disciplined Process for Greenfield Development to Limit Risk and Maximize Capital Efficiency © 2017 QTS. All Rights Reserved. Flexible Infrastructure Mega Scale Data Centers

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 23 Successful Track at a Low Basis Record of Finding Infrastructure-Rich Assets Atlanta-Suwanee, GA 2005 15-Acres 205,608 Sq. Ft. Raised Floor Capacity 36MW Utility Power Richmond, VA 2010 111-Acres 557,309 Sq. Ft. Raised Floor Capacity 110MW Utility Power Princeton, NJ 2014 65-Acres 158,157 Sq. Ft. Raised Floor Capacity 22MW Utility Power Piscataway, NJ 2016 176,000 Sq. Ft. Raised Floor Capacity 111MW Utility Power Irving, TX 2013 29-Acres 275,701 Sq. Ft. Raised Floor Capacity 140MW Utility Power Atlanta-Metro, GA 2006 13-Acres 527,186 Sq. Ft. Raised Floor Capacity 120MW Utility Power1 Chicago, IL 2014 23-Acres 215,855 Sq. Ft. Raised Floor Capacity 55MW Utility Power2 Fort-Worth, TX 2016 26.5-Acres 80,000 Sq. Ft. Raised Floor Capacity 50MW Utility Power 1. Reflects transformer capacity 2. 8MW of available utility power currently with an additional 47MW available upon QTS request © 2017 QTS. All Rights Reserved.

MEGA SCALE DATA CENTERS | DE-RISKED DEVELOPMENT | FLEXIBLE INFRASTRUCTURE 24

Permanent Embedded Cost to Build Advantage Through Brownfield Development Approach

Multi-tenant data center cost to build comparison

QTS Brownfield Advantage vs. Typical Greenfield Cost Breakdown (shown)



Interior Build Out
20-25%
Mechanical
15-20%
Electrical
40-45%
Land & Shell
15-20%

10-15%

cost advantage from low basis Brownfield redevelopment approach

$7-8M per MW

average QTS cost to build

Brownfield Benefits Often Extend Beyond Just Land and Shell

Advantage	Atlanta-Metro	Richmond	Dallas	Chicago
Land	✓	✓	✓	✓
Shell	✓	✓	✓	✓
Utility	✓	✓	✓	✓
Mechanical	✓	✓		
Electrical	✓			
Fiber	✓			

© 2017 QTS. All Rights Reserved.

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 25 Brownfield Experience Develops Greenfield Expertise Nearly $900M of Development Spend Since IPO Brownfield Skillset Applicable to Greenfield 1,000 900 800 700 600 500 Greenfield Provides Additional Build Cost Levers 400 300 200 100 0 2013 2014 2015 2016 2017 YTD © 2017 QTS. All Rights Reserved. Cumulative Development Spend ($M) Development Competency Brownfield Greenfield Design standardizationLeverage existing shellLong-lead supply chain optimizationPre-development Competency Brownfield Greenfield Property due diligence Infrastructure due diligenceAdapt to existing conditions

MEGA SCALE DATA CENTERS | DE-RISKED DEVELOPMENT | FLEXIBLE INFRASTRUCTURE
26

A De-Risked Approach to Greenfield Development

Low upfront capital commitment with development dictated by sufficient customer visibility

	Limited Upfront Capital Commitment to Acquire Land	Powered Shell Development Decision Based on Visibility into Pre-leasing Activity	Just in Time Delivery of Raised Floor Capacity to Maximize Capital Efficiency
	Due diligence process	Lean forward into "deal qualified development timeline"	Electrical/mechanical order, delivery and install begins after deal is signed
			
Cost/MW Committed	~5-10%	~15-20%	100%
Deal Certainty	Market-level insights	Specific opportunities identified by sales	Signed contracts
Time to Delivery	12+ months	10-12 months	4 months

© 2017 QTS. All Rights Reserved.

27 Differentiated Development Approach Flexible Infrastructure Product Mix and Scale Enable Diverse Customer Ecosystems Flexible Infrastructure Supports Broad Product Suite - Opportunity to generate higher revenue per square foot - Increased utilization of infrastructure beyond space and power through services © 2017 QTS. All Rights Reserved. Mega Scale Data Centers De-Risked Development Approach

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 28 Scale Enables Customer Ecosystems Over 1,100 customers across a variety of industry verticals driving active and diverse ecosystems within QTS mega data center facilities 250 200 150 100 50 0 0 20 40 60 80 100 120 140 160 180 200 Average Customer Per Facility Note: Based on publicly available reported information and RBC estimates. *Reflects Atlanta-Suwanee, Atlanta-Metro, Richmond, and Irving QTS data centers, which in aggregate represent nearly 75% of total NOI. © 2017 QTS. All Rights Reserved. Average Facility Size QTS* Wholesale Colo / Wholesale Mix Colo

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 29 Flexible Infrastructure by Design QTS facilities are designed to support the delivery of hybrid solutions across a range of integrated services broad © 2017 QTS. All Rights Reserved.

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 30 Full Product Mix on Display in Irving, TX QTS facilities are designed to support a broad range of services, redundancy and power density, enabling QTS to flex and grow with market and customer needs, even within the same data hall © 2017 QTS. All Rights Reserved. C1 C2 C3

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 31 Able to Support a Range <100 Watts per Sq. Ft. of Densities in Irving, TX >300 Watts per Sq. Ft. © 2017 QTS. All Rights Reserved.

FLEXIBLE INFRASTRUCTURE MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT 32 Able to Support a Variety of Redundancies in Irving, TX D D ,.,ljjf;? © 2017 QTS. AJIRights Reserved N N+1 2N D 2N+1 D D D

FLEXIBLE INFRASTRUCTURE MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT 33 Atlanta-Metro Case Study ,.,ljjf;? © 2017 QTS. AJIRights Reserved

MEGA SCALE DATA CENTERS DE-RISKED DEVELOPMENT FLEXIBLE INFRASTRUCTURE 34 Atlanta-Metro Case Study Combination of mega scale and broad product mix enables a diverse customer ecosystem QTS’ Atlanta-Metro site is one of the most strategic, interconnected data centers in the entire Southeast 235 customers across a diversified mix of industry verticals Atlanta market accounts for a third of all new logos for QTS year-to-date through Q3 ‘17 2,000+ cross connects and access to over 150 carriers, networks and cloud service providers Atlanta-Metro Customer Ecosystem Global Telecom Services Provider Global Insurance Provider Global Search Engine Financial Technology Services Regional Healthcare Provider Wireless Service Provider Cloud Services Provider QTS Atlanta-Metro Digital Media Company Leading CDN Leading SaaS Provider Global Social Media Company Global IT Services Company © 2017 QTS. All Rights Reserved.

MEGA SCALE DATA CENTERS | DE-RISKED DEVELOPMENT | FLEXIBLE INFRASTRUCTURE 35

Atlanta-Metro Case Study

The power of QTS' model at scale

- One of the ten largest data centers in the world at nearly 1 million gross sq. ft.
- One of the largest pre-positioned, data center-owned substations in the country with 120 MW of transformer capacity
- Enough square feet to fit 17 NFL football fields
- Own adjacent land to increase capacity to more than 700k raised floor sq. ft.


700k+ raised floor sq. ft. capacity including adjacent owned land
527k sq. ft. capacity under existing powered shell
457k raised floor sq. ft. currently built out

Meaningful Cost to Build Advantage	Speed to Build Advantage	Well-Above Average ROIC
<$5M per MW	<30 Days	18%
Cost to Build Incremental Capacity	Time to bring 2MW in service	Return on Invested Capital[1]

© 2017 QTS. All Rights Reserved.

1. Trailing Twelve Month Average as of Q3 '17

36 Differentiated Development Approach Summary Mega scale data centers enable rapid expansion, support long-term growth opportunity and provide an operating and build cost advantage De-risked development approach through low basis upfront of high visibility on anchor tenants in Greenfield Flexible infrastructure enables diverse customer ecosystems, higher ROIC potential and increased utilization of infrastructure through integrated services platform © 2017 QTS. All Rights Reserved.

37 © 2017 QTS. AJIRights Reserved

38 FIRESIDE CHAT Brian George - Corgan © 2017 QTS. All Rights Reserved.

39 Fully Integrated for a Hybrid Data Center World Jon Greaves, CTO © 2017 QTS. All Rights Reserved.

40 Fully Integrated for a Hybrid Data Center World Accelerated pace of enterprise outsourcing moving toward hybrid solutions, integrated through QTS’ software-defined data center platform Expanding C2 – Colocation opportunity through innovation and QTS CloudRamp™ partnership with public cloud providers Capitalizing on customer demand for cloud access through enhanced connectivity solutions Aligning C3 – Cloud & Managed Services product portfolio to strongest service attachment opportunities and growth Trusted partner in an environment of increasing cybersecurity and compliance risk and concern among enterprise customers © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 41 What’s Driving Hybrid IT Hybrid Private Public Colocation © 2017 QTS. All Rights Reserved. * IDC 8.7 Million Corporate Data Centers* Technology Refresh SaaS Enablement Cloud First Initiatives

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 42 The Hybrid Movement Is Accelerating 67% 90% of hybrid implementers report they will always have a blend of of organizations say hybrid gives them greater ROI than all-traditional or of organizations currently have a hybrid traditional IT and cloud1 all-cloud environments3 cloud strategy2 1. 2. 3. IBM Applied Insights 2016 report RightScale 2017 State of the Cloud Report Cloudian survey entitled, “Hybrid Cloud Storage Adoption Trends” © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 43 Hyperscale Cloud Providers Stress the IT World is Moving to a Hybrid Approach “We all know that as people move to the public cloud, they are developing a hybrid strategy. They are still keeping some of their apps and some of their systems either on-premise or in their colo...” “Hybrid is important to us. Obviously, we’re the public cloud, but the reality is that in the enterprise there will be things on premise.” “A big focus...has been around hybrid cloud, because enterprises are transitioning to the cloud and moving to these digital models but they are doing it at their pace. And you don’t just pick up everything, shut down the data center and then suddenly it is all in SaaS, that is just not realistic. You figure out what assets make sense, what fits what kind of economic model and those are the things that you transition.” © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 44 But Hybrid Creates Tremendous Complexity Private Power Managed Services Facility Management Data Public Expertise Connectivity Security & Compliance DCIM © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 45 QTS Opportunity: Leverage Software-Defined Data Center Capture Hybrid Demand Platform to Hybrid solutions to meet the needs of customers today and tomorrow © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 46

Integrated Platform Capitalizes on Hybrid Outsourcing Demand

Continued enterprise data center outsourcing and rising demand for hybrid solutions is driving deeper customer penetration across QTS' platform

Ongoing enterprise outsourcing… + …in the form of hybrid data center strategies → **Is driving increasing utilization of QTS' broader platform**

Location of Enterprise IT Workloads[1]


Summer 2016
Summer 2017
9%
20%
71%
13%
22%
65%
Enterprise-Owned Data Center
Cloud (public and private)
Multi-Tenant Data Center

67% Have a hybrid Data Center Strategy[2]

65% of MRR generated from customers using more than one "C" product


C1
C2
C3
>1C Product
65%

1. *Uptime Institute*
2. *RightScale 2017 State of the Cloud Report*

© 2017 QTS. All Rights Reserved.

EXPANDING C2 OPPORTUNITY INTEGRATED HYBRID SOLUTIONS EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 47 Delivering C2 Next Gen Colocation Through Innovation to transform with Customers by providing Solution Portability Flexibility Digitize QTS Managed Services to increase attach rates Modernize Colocation solutions to enable a cloud-like experience Enable the Public Cloud providers as a selling channel for QTS © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 48

QTS C2 – Colocation: 2017 Roadmap


Q1
Q2
Q3
Q4
Flexibility
Solution Portability
eContracting
Digitized Experience
DCIM – Sensor Analytics
DCIM – Power Analytics
Asset Manager App
Cloud-like Features
Online Ordering (P1)
Online Ordering (P2)
SmartRack KVM+PDU
New Channels
CloudRamp

© 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 49

QTS CloudRamp™ – Colocation, Simplified

First of-its-kind, move-in ready, turnkey colocation – easy to order and quick to provision


Physical/Logical
Power
Space
Redundancy
Remote Hands & Eyes
High Speed Connectivity
Remote Configuration Capabilities
Public Cloud

Initial Deployment Locations: Richmond, VA; Piscataway, NJ; Chicago, IL; and Santa Clara, CA

© 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 50

Expanding QTS' Opportunity Through Cloud Partners


Direct Sales
QTS
Partner Sales
TIER4
GDT
Broker Sales
CBRE
JLL
Newmark Grubb Knight Frank
QTS SDP API
QTS SDP Portal
Cloud Partner Sales
amazon web services
awsmarketplace

Traditional Selling & Delivery Process
- 3-9 Month Selling Cycle
- Paper Contracting / Multi-Year Term
- 30-90 Day Install Interval
- Co-Sell with Partners

Build-to-Suit
- Cage/Cabinet Build
- Upsell Managed Services

Operate
- Direct Customer Interaction
- High Touch Experience ($$)

Digitize Selling & Delivery Process
- Cloud-like Selling Cycle
- Electronic Contracting & Order Placement via SDP
- $\leq$ 30 Day Install Interval
- Sold through Public Cloud Partner

Pre-Built Design
- 1-5 Cabinet Solutions
- 3 Service Tiers
- Fixed Pricing
- Pre-Built Network

Operate
- Visibility & Control via SDP
- Lower Touch Experience ($)
- Hardware Assure

© 2017 QTS. All Rights Reserved.

Note: SDP refers to QTS' Software-Defined Data Center Platform

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 51

Overview of QTS Strategic Partnership with AWS

QTS CloudRamp™ Cloud-Ready Colocation, On-Demand

First of its kind, move-in ready colocation with immediate availability

- Available from public cloud stores/marketplaces
- Pre-built with space, power, redundancy
- Pre-configured for Cloud connectivity
- Dedicated, locking 5 kw cabinet
- Rapid provisioning
- Initial Availability: Chicago, Piscataway, Santa Clara and Richmond

Cloud-Ready Colocation, Tailored Solutions

Tailored to the unique security, compliance and performance needs of Public Cloud clients

- Scalable, readily available across 21 U.S data centers today
- Optimized for hybrid cloud
- Designed for high-speed direct connectivity to cloud
- Managed Cloud option
- Collaborative engagement with Public Cloud and QTS Field Sales, QTS Solution engineers

© 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 52

AWS Discusses Strategic Partnership with QTS



amazon web services

Mike Clayville

Vice President, Worldwide Commercial Sales at AWS

- Strategic partnership with AWS announced **November 13, 2017**
- Benefits to QTS:
  - Significantly **expands addressable market** by leveraging Amazon AWS Marketplace as new selling channel
  - **Validates** QTS' software-defined data center platform and connectivity solutions
  - Additional **opportunities to attach QTS** private cloud & managed services on top of colocation
  - **Strengthens hybrid solutioning** capability and integration
  - **Deepens relationship** with leading hyperscale public cloud provider

© 2017 QTS. All Rights Reserved.

EVOLUTION OF CONNECTIVITY INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 53 Evolution of Connectivity Hybrid IT driving massive changes in connectivity requirements SD-WAN Providers Peering Exchanges On-Net Carriers On-Net Hyperscalers © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 54

QTS Connectivity Snapshot

Robust, carrier-neutral connectivity options to support customer needs

- Access to 500+ carriers
- Access to all major public clouds
- Each QTS data center interconnected
- Approximately 13,000 cross connects, up 25% year-over-year
- Connectivity = 7% of revenue and growing 15%+ year-over-year
- Announced partnerships with leading connectivity gateway and exchange providers
  - Packetfabric – announced 5/30/17
  - Megaport – announced 7/18/17
  - Richmond-IX – announced 9/14/17


Use Case 1
Customer Office to QTS Data Center
QTS
Use Case 2
QTS Multi-Location (Between Markets)
QTS SUW
QTS CHI
Use Case 3
Connection to Hyperscale Clouds
QTS
amazon web services
Azure
Use Case 4
QTS Multi-Location (Within Market)
QTS SUW
QTS ATL
Use Case 5
QTS Multi-Campus
NoVA
Use Case 6
Customer WAN – QTS as Node
QTS
Use Case 7
App/Web Hosting
QTS

© 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 55

C3 – Cloud & Managed Services Simplified

Services platform allows QTS to deliver incremental revenue and ROIC on top of space and power

Dedicated Cloud (Physically Isolated)		Managed Services	Shared Cloud (Logically Isolated)
QTS Hosted Private Cloud	QTS Tailored Private Cloud	QTS Managed Services	QTS Enterprise Cloud
Integrated Appliance Software-Defined (API) Faster Build Time Highly Automated	Design Flexibility Lower Entry Point Longer Build Time Static Workloads	Managed Security, Managed Network, Monitoring, Hardware Assure, Secured Logistics, Remote Hands	Integrated Solution Lowest Entry Point Rapid Build Time Flexible Workloads
NUTANIX, vmware	CISCO, JUNIPER, DELL EMC, vmware		CISCO, DELL EMC, vmware
50% ($29M) of C3 MRR*		35% ($21M) of C3 MRR*	15% ($9M) of C3 MRR*
Growth contributor		Growth contributor	Growth detractor
Strategic		Strategic	Non-strategic

* Annualized

© 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 56

Aligning C3 Product Portfolio to Strongest Service Attachment Opportunities and Improved Financial Performance

Shared Cloud
(Logically Isolated)

QTS Enterprise Cloud

Integrated Solution
Lowest Entry Point
Rapid Build Time
Flexible Workloads

CISCO DELL EMC vmware

15% ($9M) of C3 MRR

Growth detractor

Non-strategic

- As part of CloudRamp partnership with Amazon, QTS will be transitioning shared cloud customers onto AWS platform
- QTS will continue to manage workloads for customers on AWS platform through QTS Managed AWS Solution
- Net revenue impact of approximately -$6-7M recognized over the course of 2018 ($9M annualized) as customers are transitioned to AWS platform
- Due to lower margin and reduced associated costs with operating shared cloud platform, expect slight accretion to 2018 OFFO/share
- Supports C3 revenue growth acceleration

© 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 57

Cybersecurity Threat Landscape Continues to Grow

The cyber threat landscape continues to grow with an increasing number and severity of attacks

- In 2016, the number of U.S. data breaches hit an all time high, with a 40% increase over 2015[1]
- The average cost of cyber crime increased 21% Y/Y in 2016[2]
- For those companies that experienced a cyber attack in 2016, nearly 40% saw a loss of revenue in excess of 20%[3]

Security Breaches / Cyber Theft Have Grown in Frequency & Severity Over Time (Records Lost)[4]


AOL 92,000,000
US Dept. of Vet Affairs 26,500,000
AOL 20,000,000
TJ Maxx 94,000,000
UK Revenue & Customs
RockYou! 32,000,000
Heartland 130,000,000
Sony PSN 77,000,000
Zappos 24,000,000
Home Depot 56,000,000
Yahoo Japan
Yahoo 1,000,000,000
Living Social 50,000,000
Adobe 36,000,000
Tumblr 65,000,000
Target 70,000,000
AOL
Health Insurance Company 80,000,000
My Space 164,000,000
River City Media 1,370,000,000
New York Bank 76,000,000
Ashley Madison 37,000,000
Equifax 143,000,000
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

1. Identity Theft Resource Center
2. Ponemon Institute Report entitled, "2016 Cost of Cyber Crime Study & the Risk of Business Innovation"
3. Cisco 2017 Security Capabilities Benchmark Study.
4. DataBreaches.net, Identity Theft Resource Center, press reports

© 2017 QTS. All Rights Reserved.

TRUSTED PARTNER INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH 58 Increased Compliance Enforcement Activity In addition to Cyber Risk, organizations also face increasing amounts of Compliance Risk UMass Settles for $650K Fine November 2016: UMass settles potential HIPAA violations resulting from a malware incident for $650,000 Global Telco Fined $25M April 2015: Telecom Company fined $25 million by FCC for customer proprietary network information theft at offshore call centers Advocate Healthcare Fined $5.5M July 2016: Advocate Healthcare fined $5.5 million by HHS for electronic personal health information theft Memorial Healthcare Systems Settles for $5.5M Fine February 2017: Memorial Healthcare Systems $5.5 million HIPAA settlement ID Theft Protection Co. Fined $100M December 2015: ID theft protection company fined $100 million by FTC for repeated violations of advertised consumer security promises Civil Penalties Up 150% Department of Health and Human Services Civil Penalties up 150% since 2014 Global Financial Services Firm Settles for $1M Fine June 2016: Global Financial Services company settles SEC finding that it failed to safeguard consumer data for $1 million © 2017 QTS. All Rights Reserved. Source: www.hhs.gov, www.fcc.gov, www.hhs.gov, www.ftc.gov.

INTEGRATED HYBRID SOLUTIONS | EXPANDING C2 OPPORTUNITY | EVOLUTION OF CONNECTIVITY | ALIGNING C3 TO GROWTH | TRUSTED PARTNER 59

Trusted Partner

In addition to Cyber Risk, organizations also face increasing amounts of Compliance Risk

- Security is among the top 3 highest technology priorities among U.S. CIOs[1] and cybersecurity talent is hard to find
- QTS understands that Enterprises want a trusted partner to help manage cyber risks against their critical data
- QTS Chief Information Security Officer oversees the QTS cybersecurity risk management program

Logical Security

- **Data:** Encryption, policy enforcement and security intelligence.
- **Network:** Best-of-breed network infrastructure.
- **Host:** Strict security policies, cutting edge technology and premium support.

Physical Security

- Site access and monitoring systems.
- 24x7x365 on-site security professionals.
- Premium, state-of-the-art owned and operated data centers.

© 2017 QTS. All Rights Reserved.

1. Gartner report entitled, "2017 CIO agenda: A U.S. Perspective"

TRUSTED PARTNER INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH 60 Navigating Customers’ Complex Compliance Processes Dedicated compliance team, led by C-level executive, supporting customer audit requirements Operationally hardened – compliance has been at the core of QTS services for over a decade QTS compliance measures minimize risks associated with maintaining highly sensitive client data, including payment, Social Security, financial, and health related FedRAMP is among the most rigorous certifications available data - - 24-month process to achieve compliance Most FedRAMP compliant clouds under one roof Supported Standards © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 61 Value of Integrated Platform A wealth of information is not necessarily a wealth of knowledge. data makes data meaningful and actionable. Associated and correlated Aligns data with business objectives Associates and adds logic to make data relevant Provides insight for action Integrated, single operational view of all QTS services Ability to interact with your specific data Leverage APIs to connect with external data and apps Create operational efficiencies Timely and effective data driven decisions IT performance optimization Create new, real innovation © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 62 Software-Defined Data Center Platform Orchestration platform excels on design and capabilities © 2017 QTS. All Rights Reserved. How We Share the Data QTS Software-Defined Data Center Platform What We Do With the Data Data Sources & Integrations The Data We Digitize

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 63 Analyst Feedback on QTS Software-Defined Data Center Platform “With the growth of hybrid IT and the ability to monitor infrastructure, there is an increasing amount of data available on IT environments. QTS is one of the first data center, cloud and managed service providers to leverage this data for customer use to improve visibility across hybrid and multi-cloud environments.” © 2017 QTS. All Rights Reserved.

INTEGRATED HYBRID SOLUTIONS EXPANDING C2 OPPORTUNITY EVOLUTION OF CONNECTIVITY ALIGNING C3 TO GROWTH TRUSTED PARTNER 64 SDP User Statistics as of November 2017 14,205 Registered customers 2,400 Active user sessions per week © 2017 QTS. All Rights Reserved.

65 QTS Integrated Services Platform Summary Highlights Accelerated pace of enterprise outsourcing moving toward hybrid solutions, integrated through QTS’ software-defined data center platform Expanding C2 – Colocation opportunity through innovation and QTS CloudRamp™ partnership with public cloud providers Capitalizing on customer demand for cloud access through enhanced connectivity solutions Aligning C3 – Cloud & Managed Services product portfolio to strongest service attachment opportunities and growth Trusted partner in an environment of increasing cybersecurity and compliance risk and concern among enterprise customers © 2017 QTS. All Rights Reserved.

66 World-Class Service Makes the Difference Jim Reinhart, COO - Operations © 2017 QTS. All Rights Reserved.

67 World-Class Services Makes the Difference Core Values Customer Focus Cost Structure Unique Foundation: People Product Technology Differentiated Customer Service: Great First Impression Great Service Industry-leading Performance Unique Results: © 2017 QTS. All Rights Reserved.

UNIQUE FOUNDATION | DIFFERENTIATED CUSTOMER SERVICE | UNIQUE RESULTS 68

Unique Foundations

Strong core values, expertise to solve customers' challenges, and build cost advantage are the foundations that drive QTS performance

Core Values

Integrity Character Trust	Action Innovation Accountability	Team-oriented	Respect Our Customers	Family Faith Community

Customer Satisfaction | Customer WOW

Customer Focus

- Operational expertise: Industry-leading security and compliance
- Operational partnership: IT stack flexibility allows QTS to grow with our customers
- Operational discipline: Leading reliability and performance – 100% uptime guarantee

Cost Structure

10-15% build cost advantage creates ability to invest in services capability and support

Security | Compliance | Integrated Platform | Infrastructure Resiliency | Training & Empowering Our People

© 2017 QTS. All Rights Reserved.

UNIQUE FOUNDATION | DIFFERENTIATED CUSTOMER SERVICE | UNIQUE RESULTS 69

Tangible Aspects of QTS Model to Drive Differentiated Customer Service

	People	Product	Technology
QTS Approach	▪ 13 DCO's onsite at each mega data center facility on average 24/7/365 ▪ 18 customer support personnel staffed in Operations Service Center 24/7/365	▪ **Managed Services** expands level of customer support and interaction Managed Security · Managed Network · Monitoring · Hardware Assure · Secured Logistics · Remote Hands	▪ **Software-Defined Data Center Platform** provides infrastructure visibility and control to customers
Typical Wholesale Approach	▪ No DCO's ▪ No Operations Service Center	▪ Limited to no available services Ø	▪ Minimal infrastructure visibility Ø

© 2017 QTS. All Rights Reserved.

Note: DCO = Data Center Operations Personnel

UNIQUE FOUNDATION DIFFERENTIATED CUSTOMER SERVICE UNIQUE RESULTS 70 NPS: Net Promoter Score A metric to measure a customer’s willingness to recommend QTS to others One Question: “How likely are you to recommend QTS to your friends, family or business associates?” The Net Promoter Score is calculated by subtracting the percentage of detractors from the percentage of promoters • Scores range from -100 (all detractors) to 100 (all promoters) 8 7 6 5 4 3 2 1 10 9 Promoters Passives Detractors © 2017 QTS. All Rights Reserved. Net Promoter Score=Promoters-Detractors

UNIQUE FOUNDATION DIFFERENTIATED CUSTOMER SERVICE UNIQUE RESULTS 71 Unique Results Industry-leading customer satisfaction drives strong growth from existing customers Net Promoter Score for QTS and Benchmarks Satisfied Customers Are Repeat Customers Differentiated Service Great First Impression Great 50% growth from existing customers of +1-4% Price increases consistently upon contract renewal Technology Industry Average Average Across All Industries QTS Overall QTS New Customers QTS Top 10% of Customers © 2017 QTS. All Rights Reserved. Service 84 77 68 44 40

72 Proven Go-To-Market Formula Dan Bennewitz, COO – Sales, Product & Marketing © 2017 QTS. All Rights Reserved.

73 Proven Go-To-Market Formula Summary Integrated Approach to Meet Expanding Sales Reach Through Strategic Channel Partnerships Scalable Sales Model to Capture Hybrid Needs Customer Market Growth © 2017 QTS. All Rights Reserved.

INTEGRATED APPROACH TO MEET HYBRID NEEDS | SCALABLE SALES MODEL | EXPANDING REACH THROUGH STRATEGIC PARTNERSHIPS 74

Focused on Market Segments with Strong Growth Profiles

QTS' integrated 3C portfolio provides attractive solutions for changing buyer needs

Hyperscale:

Profile:
High-growth Cloud & SaaS companies

Top Needs:
Speed & Scale, Economics, Security & Compliance, Logistics

Products:
- Hyperblock
- Custom Data Center



Mid-Large Enterprise:

Profile:
Fortune 1000 companies

Top Needs:
Hybrid IT, Security & Compliance, Connectivity to Hyperscale Companies

Products:
- Hybrid Cloud
- Multi-Tenant Data Center
- Colocation
- Connectivity



Mid-Market:

Profile:
$25M-1B companies

Top Needs:
Hybrid IT, High-Touch Customer Service, Flexibility, Connectivity to Hyperscale Companies

Products:
- Colocation
- Hybrid Cloud
- Managed Services
- Connectivity



Speed & Scale | Hybrid Integrated Solution | High-Touch Customer Service | Security & Compliance | Connectivity to Hyperscale Clouds

© 2017 QTS. All Rights Reserved.

INTEGRATED APPROACH TO MEET HYBRID NEEDS SCALABLE SALES MODEL EXPANDING REACH THROUGH STRATEGIC PARTNERSHIPS 75 Meeting Hybrid IT Needs of Today and Tomorrow QTS differentiation and value proposition is relevant to four major use cases Hyperscale Data Center Outsourcing IT Modernization Compliance-Driven Colocation Compliant Solutions Hyperblock Custom Data Center Connectivity Custom Data Center Federal Cloud Colocation Cloud Connectivity Colocation Managed Services FORTUNE 50 GLOBAL IT COMPANY Fortune 500 SaaS Company © 2017 QTS. All Rights Reserved.

INTEGRATED APPROACH TO MEET HYBRID NEEDS | SCALABLE SALES MODEL | EXPANDING REACH THROUGH STRATEGIC PARTNERSHIPS 76

Integrated Go-To-Market Sales Model

Model execution enables scalable, efficient growth

	Target Customer	QTS Sales Contributors	Focus	Deployment
C1 – Hyperscale/ Wholesale	Targeted Tech Accounts Fortune 50	7	Large Strategic Customers (Acquisition & Growth)	Global/Industry Verticals
C2/C3 – Commercial	Colocation Private & Managed Cloud Hybrid IT	38	New Customer Acquisition Strategic Account Growth	Regional Industry Verticals
Federal	Targeted Agencies System Integrators	6	New Customer Acquisition Strategic Account Growth	Federal State Government
Inside Sales	Colocation Private & Managed Cloud Hybrid IT	11	Existing Customer Retention & Growth	Centralized Team 60% of customer base 1-on-Many Digital Tools
Channel	Entire QTS Portfolio	6	Channel Partner Development (Sell-with)	National
Solution Engineers	Entire QTS Portfolio	25	Solution Expertise and Trusted Advisor	Aligned with Sales 3:1 ratio

Sales Competency Model

- Over 25 core attributes mapped
- Top 40% producers – Average 5.5 years with QTS
- 95% retention of highest producing sales/reps

Recruit | Training | Performance | Retention

© 2017 QTS. All Rights Reserved.

INTEGRATED APPROACH TO MEET HYBRID NEEDS | SCALABLE SALES MODEL | EXPANDING REACH THROUGH STRATEGIC PARTNERSHIPS 77

Sales Channel Strategy

Expanding market reach through strategic channel partnerships

Channel Partners: Hybrid Delivery

	Technology Alliance Partners	System Integrators (SIs)	Federal SIs	Carriers & Agents/Resellers	Brokers	+ Hyperscale Cloud Providers
Solutions:	Cloud Colocation	Custom Data Center Cloud Colocation	Custom Data Center Cloud Colocation Connectivity	Custom Data Center Cloud Colocation Connectivity	Custom Data Center Cloud Colocation	Custom Data Center Colocation
	DELL EMC vmware Zerto cisco NUTANIX	Atos Guide IT SyCom PINNACLE DATA SYSTEMS	Raytheon NORTHROP GRUMMAN VION carahsoft	Level(3) BRIDGEPOINTE TECHNOLOGIES AT&T GDT windstream ARCUS e+ packetfabric Megaport	CBRE JLL Newmark Knight Frank CUSHMAN & WAKEFIELD Colliers INTERNATIONAL	amazon webservices

Performance:

- 120 + Partners
- Channel contributed 37% of bookings in Q3 '17, up from 22% in '16
- Partner Enablement: training, certification, marketing

© 2017 QTS. All Rights Reserved.

INTEGRATED APPROACH TO MEET HYBRID NEEDS SCALABLE SALES MODEL EXPANDING REACH THROUGH STRATEGIC PARTNERSHIPS 78 Proven Go-To-Market Formula 50% of growth from existing customers 65% In new logos signed YTD ~35% In opportunity pipeline MRR for top 50 customers © 2017 QTS. All Rights Reserved.

79 Proven Go-To-Market Formula Summary Integrated approach to hybrid customer needs enables QTS to target broader market opportunity and continue to grow as buyer needs change Scalable sales model organized to efficiently sell into diverse customer groups Enabling strategic channel partnerships to expand sales reach, opportunity and productivity © 2017 QTS. All Rights Reserved.

8C © 2017 QTS. AJIRights Reserved

81 QTS From the Customer’s View Fireside Discussion © 2017 QTS. All Rights Reserved.

82 Financial Discipline and Long-Term Outlook Jeff Berson, CFO © 2017 QTS. All Rights Reserved.

83 Financial Discipline and Long-Term Outlook Consistent Growth Combined with Capital Efficiency Enhanced Financial Model Outlook Balances Long-term Growth and Performance Through Platform Services © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 84 Demonstrated Ability to Grow the Business While Continuing to Achieve Operating Efficiencies IPO* Today* CAGR $184M $79M 42.8% $1.48 $0.96 $455M $212M 46.5% $2.80 $1.56 +25% +28% +90 bps +17% +13% Revenue Adjusted EBITDA annually Adjusted EBITDA Margin OFFO Per Share Dividend Per Share Note: Annualized metrics * IPO as of Q3 2013; Today as of Q3 2017 © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 85 Significant Footprint Growth with Stable Occupancy, Consistent with Overall Focus on Capital IPO Efficiency Today* 25 Data Centers 10 +2.5X Data Centers 4 Mega Data Centers** 740k Raised Floor Sq. Ft. 1.8M Raised Floor Sq. Ft. Capacity (Existing Powered Shell) 41% Of Powered Shell Capacity Built Out 3.9M Raised Floor Sq. Ft. Capacity (Including Land Development) 9 Mega Data Centers** 1.4M Raised Floor Sq. Ft. 2.7M Raised Floor Sq. Ft. Capacity (Existing Powered Shell) 52% Of Powered Shell Capacity Built Out 6.7M Raised Floor Sq. Ft. Capacity (Including Land Development) +2X Today* IPO Data Center Occupancy 95% 90% 85% 80% 85-95% Target Occupancy Balances Capital Efficiency and Growth Inventory *As of Q3 2017 **Mega data centers represent those with 150,000+ square feet of raised floor capacity © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 86 Hybrid Model and Ongoing Expansion Has Driven Enhanced Customer and Geographic Diversity New market expansions since IPO include: Dallas, Chicago, Phoenix, Northern VA, Pacific NW, and International 25%+ Today* IPO Virginia 8% Other 3% Increase in Customers NY/NJ 6% 880+ Customers 1,100+ Customers Northern California 19% Phoenix 2% Chicago 2% Atlanta 64% Other 3% Note: Reflects percent of MRR *As of Q3 2017 © 2017 QTS. All Rights Reserved. NY/NJ 9% Northern California 8% Dallas 11% Atlanta 41% Virginia 24%

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 87 Development Model Balances Near-and Long-term ROIC Profile 20% QTS Fully Stabilized ROIC C2 14-16% Stabilized Return Slower Ramp to Stabilization but Higher Potential Return 18% 16% 14% 12% C1 10-12% Stabilized Return Faster Ramp to Stabilization but Lower Potential Return 10% 8% 6% 4% 2% Years 0% 3 Years C1 (Custom Data Center) 7 Years 10+ Years QTS Development Model C2 (Colocation) © 2017 QTS. All Rights Reserved. Note: Assumes 150,000 sq. ft. raised floor facility ROIC Accelerate earlyEnhance blendedC3 increases stabilized ROIC profitabilityROIC with C2potential above traditional through C1colocation

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY | ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM | BALANCING LONG-TERM GROWTH AND PERFORMANCE 88

Mega Data Center Lifecycle



Early Stage Maturity
Intermediate Stage Maturity
Later Stage Maturity
Stabilized Target:
15.0%
% OF CAPACITY BUILT OUT
ROIC 4.3%
ROIC 9.2%
ROIC 12.3%
ROIC 15.1%
ROIC 17.7%
ROIC 27.6%
13% Built Out
51% Built Out
54% Built Out
30% Built Out
87% Built Out
100% Built Out
Chicago, IL
1 Year
Piscataway, NJ
1 Year
Irving, TX
3 Years
Richmond, VA
6 Years
Atlanta, GA
10 Years
Suwanee, GA
11 Years
Years in Operation

Combination of increasing operating leverage + higher C2 / C3 penetration over the life of a mega scale data center drives higher ROIC

© 2017 QTS. All Rights Reserved.

Note: ROIC calculated by dividing annualized NOI by the average total cost, less construction in progress. Facility ROIC's reflects trailing twelve month average as of Q3 '17

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 89 Atlanta-Suwanee Development 2006 Case Study Today* 33% Increase in 100% BUILT OUT 205,608 sq. ft. 82% BUILT OUT 168,000 sq. ft. Utilization: NRSF Sold Occupied: 79% Occupied: 86% 28% ROIC** 25% ***Product Mix: 39% 61% C1 C2/C3 75% 380% Increase in Annualized MRR Annualized MRR: $58.6M $12.2M * As of Q3 2017 ** Reflects trailing twelve month average *** Based on total revenue © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 90 Differentiated Model Supports ROIC 15.8% Performance 15.6% 15.5% 15% Fully Stabilized Target ROIC IPO* 2014 2015 2016 2017 YTD 5% 10% Early Stage Development Facilities 81% 59% 36% 10% Intermediate Stage Development Facilities NOI Contribution by Development Phase Higher Mix of Early / Intermediate Stage Development Facilities Later Stage Development Facilities © 2017 QTS. All Rights Reserved. * As of Q3 2013 Return on Invested Capital 14.8% 13.7%

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 91 Value of Selling the “Cubic Feet” Selling services on top of space and power at a high teens ROIC allows QTS to drive higher utilization and efficiencies from its data center real estate Percent of MRR from space and power Percent of MRR from customers taking more than one “C” product customers also taking C3 services 40% at IPO 65% Current 30% at IPO 55% Current Lower churn for Increase in MRR from C1/C2 customers that are taking C3 50% 30%+ customers using more than one “C” product © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 92 Pricing Trends Across C2/C3 Product Mix Remain Healthy Balanced supply/demand and momentum in hybrid data center adoption support a positive pricing environment continue to C2/C3 Pricing (Enterprise)** $1,600 $1,500 $1,400 $1,300 $1,200 $1,100 $1,000 $800 Q3 ‘13 Q3 ‘14 Q3 ‘15 Q3 ‘16 Q3 ‘17 * Reflecting periods Q1 ’14 through Q3 ’17 ** Trailing twelve month weighted average; annualized rent per leased square foot on new and modified leases © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 93 The Value of C3 to Financial Performance Specialty retail company QTS customer in Richmond, VA since 2013 Customer Need: As online presence had grown, IT became more important and strategic to day-to-day operations Limited in-house capability drove decision to outsource IT infrastructure for first time in the company’s history Needed a partner that could provide a platform to enable hybrid data center strategy © 2017 QTS. All Rights Reserved. Note: Assumes customer equipment provided by QTS Annualized Recurring Revenue (000’s) $2,000 $1,750 $1,500 $1,250 $1,000 $750 C3$500 C2$250 $0 15% ROIC $580K $751K $892K 27% ROIC $1.7M 62% 44% 34% 38% 38% 66% 56% 62% 2014 2015 2016 2017 Colocation Connectivity Cloud & Managed Services Security

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 94 QTS 2018 - 2020 Financial Plan QTS 2020 Vision EBITDA Margin Expansion through 2020 * Annual growth 2018 – 2020 (strategic acquisitions not assumed in outlook) ** Excluding non-cash tax benefit *** Long-term target leverage remains 5x or lower © 2017 QTS. All Rights Reserved. Annual Revenue Growth* Low to Mid-Teens % Annual Growth (12%+ in 2018; accelerating through 2020) Annual Total Return to Shareholders* (OFFO/share growth** + 3% dividend yield) In Line With Revenue Growth (excluding non-cash tax benefit) Adjusted EBITDA Margin Approx. 50 basis points of Annual Adjusted Leverage (Net Debt to LQA Adjusted EBITDA***) Low to Mid 5x Range Fully Stabilized Target ROIC 15%+ (near-term returns lower due to early stage facility mix)

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 95 QTS CloudRamp™ Provides Opportunity to Further Align C3 to Strongest Service Attachment Opportunities and Growth As part of CloudRamp partnership with Amazon, QTS will be transitioning shared cloud customers onto AWS platform QTS will continue to manage workloads for customers on AWS platform through QTS Managed AWS Solution Net revenue impact of approximately -$6-7M recognized over the course of 2018 ($9M annualized) as customers are transitioned to AWS platform Due to lower margin and reduced associated costs with operating shared cloud platform, expect slight accretion to 2018 OFFO/share Supports C3 revenue growth acceleration © 2017 QTS. All Rights Reserved. Shared Cloud (Logically Isolated) QTS Enterprise Cloud Integrated Solution Lowest Entry Point Rapid Build Time Flexible Workloads 15% ($9M) of C3 MRR Growth detractor Non-strategic

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 96 Leasing Performance Drives Timing of Backlog Commencement 2015 Net Leasing 2016 Net Leasing 2017 Net Leasing % of Annual 60% Bookings ($ in millions) Timing of Backlog Commencement Successful execution on hyperscale growth strategy will have growth in 2019 and beyond limited financial impact in 2018 and drive © 2017 QTS. All Rights Reserved. * Assumes Q4 ’17 net leasing consistent with prior four quarter average of $10.9M as of Q3 ’17. Assumes 100% of Q4 ’17 net leasing commences mid-2018 20152016 2017 Next Year Commenced Backlog Revenue % of Ending MRR 8% 8% 8% Next Year Backlog Revenue Recognized as % of Backlog Revenue Commenced 70% 68% 60% 1H ‘17 40% 2H ‘17 15.3 13.3 10.9 4.3 Q1 ‘17Q2 ‘17 Q3 ‘17Q4 ’17* 1H ’16 46% 2H ‘16 54% 14.5 13.3 11.6 8.6 Q1 ‘16Q2 ‘16 Q3 ‘16Q4 ‘16 1H ‘15 61% 2H ‘15 39% 13.6 10.6 9.8 5.6 Q1 ‘15Q2 ‘15 Q3 ‘15Q4 ‘15

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 97 QTS 2018 - 2020 Financial Plan Steps in place to accelerate growth at increasing rates through 2020 C2 – Colocation / C3 – Cloud & Managed Services C1 – Hyperscale / Wholesale Leverage integrated platform to capitalize on accelerated pace of Enterprise data center outsourcing Accelerate growth through QTS CloudRamp™ partnership with hyperscale public cloud Align C3 product portfolio with strongest service attachment opportunities and to drive growth and reduced churn and downgrades Execute on development capability in key hyperscale markets including: New facility in Ashburn, VA Future developments in Phoenix, AZ and Hillsboro, OR Expand adoption of QTS Hyperblock within existing QTS mega data center footprint © 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY | ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM | BALANCING LONG-TERM GROWTH AND PERFORMANCE 98

Positive Momentum in the Business Sets Up Future Growth

Ramping Leasing Performance

Q3'17 Annualized Net Leasing

$15.3M

Highest in the past three years

QTS CloudRamp™ Expands Growth Opportunity

QTS CloudRamp™ Partnership with AWS

amazon web services™

Announced November 2017

Strong Backlog Provides Enhanced Visibility

Q2 '17		Q3 '17
$39.7M	→	$56.6M

Positioned For Hyperscale Growth

>50%

of Phase 1 development pre-leased in new Ashburn, VA mega data center

© 2017 QTS. All Rights Reserved.

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 99 Disciplined Approach to Capital Allocation Capital expenditures* through 2020 expected to approximate 70-90% as a percent of revenue, consistent with average since ’15, excluding specific hyperscale-related opportunities in new markets - Incremental capital expenditures associated with specific hyperscale opportunities in new markets expected to approximate $50-150 million per year, depending on size of opportunity Remaining disciplined on approach to capital allocation - Reiterated 2017 capex guidance even with incremental development in Ashburn, VA - Even with incremental $100+ million in Ashburn-related capex in 2018, QTS expects ‘18 capex that is in line with the pace of growth in the business plus only an incremental $50 million Phase 1 of new development in Ashburn, VA is already more than 50% pre-leased Not investing significant capital in new markets, Phoenix and Hillsboro, until sufficient pre-leasing visibility to justify capital outlay, consistent with de-risked approach to capital allocation © 2017 QTS. All Rights Reserved. * Cash capital expenditures, excluding acquisitions

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 100 Disciplined Balance Sheet Management Capital Structure1 Debt Maturities ($M)1,4 $611 Senior Notes $400M Unsecured Credit Facility $698M Capital Leases and Other $31M Market Cap $3,020M2 2017 2018 2019 2020 2021 2022+ Ample Liquidity1 Conservative Leverage1 Total available liquidity of $511 million $300M At-The-Market (“ATM”) equity program in place Comfortable maintaining leverage in the low to mid-5x range with significant booked-not-billed backlog 74% of total debt outstanding subject to a fixed rate3 Continue to work toward investment-grade credit rating 1. 2. Pro forma for $400 million 4.75% senior note offering which was completed subsequent to the end of Q3 ’17. Net proceeds were used to repay existing senior notes and amounts outstanding on revolving credit facility Market Cap calculated as follows: total Class A and Class B common stock, options to purchase class A common stock on an “as if” converted basis and OP units of 57.7 million, multiplied by the September 30, 2017 stock price of $52.36 per share. Pro forma for forward interest rate swap agreements which become effective January 2, 2018 May not sum due to rounding © 2017 QTS. All Rights Reserved. 3. 4. $302 $200 $3$9$3

CONSISTENT GROWTH COMBINED WITH CAPITAL EFFICIENCY ENHANCED FINANCIAL MODEL THROUGH SERVICES PLATFORM BALANCING LONG-TERM GROWTH AND PERFORMANCE 101 2017 Full Year Guidance Unchanged 2017 guidance summary 2017 Guidance Continue to expect 2017 year-over-year revenue growth at the low end of 11% - 13% guidance ’17 OFFO and OFFO per diluted share guidance includes a non-cash tax benefit of approximately $6.5 million Annual rental churn: high end of 5% - 8% historical guidance © 2017 QTS. All Rights Reserved. 1. Reflects cash capital expenditures and excludes capital expenditures from acquisitions 2016 Results Low Mid High Adjusted EBITDA $184m $203m $207m $211m Operating FFO $141m $152m $155m $158m Operating FFO per diluted share $2.61 $2.68 $2.74 $2.80 Capital Expenditures1 $280m $325m $350m $375m

102 Financial Discipline and Long-Term Outlook Demonstrated a track record of consistent growth combined with capital efficiency Integrated services platform enhances financial model by enabling QTS to drive revenue on top of space and power which drives higher utilization and ROIC Financial outlook and approach to capital allocation balances near-term performance while investing in future growth capacity © 2017 QTS. All Rights Reserved.

103 Q&A © 2017 QTS. All Rights Reserved.

104 QTS Investor Day Summary Chad Williams, Chairman & CEO © 2017 QTS. All Rights Reserved.

105 QTS Investor Day Summary Significant growth opportunity for third party data centers driven by: • • Hyperscale (C1) Enterprise outsourcing (C2/C3) Capture Hyperscale demand through: • • • Mega scale data centers Hyperblock (standardized and scalable) and Hyperscale Build-to-Suit (4MW+) New growth capacity in Ashburn, VA; Phoenix, AZ; and Hillsboro, OR Execute on hybrid enterprise outsourcing demand through: • • • • Industry-first software-defined data center platform Strategic QTS CloudRamp™ partnership with AWS Leveraging SDN to be a leader in the future of data center connectivity High-end security and compliance focus Capital efficient and de-risked approach to growth and development • • Focused on risk-adjusted ROIC Balancing near-term results and investing for long-term growth © 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 106 by Powered People ,.,ljjf;? © 2017 QTS. AJIRights Reserved

107 APPENDIX © 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 108

NOI Reconciliation

$ in thousands	Three Months Ended September 30, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Net Operating Income (NOI)					
Net income	$ 7,994	$ 4,608	$ 6,538	$ 18,170	$ 19,204
Interest expense	7,958	7,647	6,179	22,474	17,034
Interest income	(65)	-	(1)	(66)	(3)
Depreciation and amortization	35,309	34,527	32,699	103,784	91,693
Tax benefit of taxable REIT subsidiaries	(3,054)	(1,429)	(4,210)	(6,004)	(9,269)
Transaction, integration and other costs	1,114	161	3,465	1,611	9,385
General and administrative expenses	21,652	22,562	19,942	66,411	61,836
NOI [1]	**$ 70,908**	**$ 68,076**	**$ 64,612**	**$ 206,380**	**$ 189,880**
Breakdown of NOI by facility:					
Atlanta-Metro data center	$ 18,588	$ 20,704	$ 20,030	$ 59,803	$ 60,887
Atlanta-Suwanee data center	12,206	11,423	11,051	35,587	33,823
Leased data centers [2]	8,278	8,408	10,751	25,696	33,134
Richmond data center	11,687	8,389	7,850	28,306	22,428
Irving data center	8,707	8,057	5,118	23,204	11,656
Santa Clara data center	2,741	2,705	2,961	8,725	10,378
Piscataway data center	2,427	2,279	2,086	7,109	2,756
Princeton data center	2,415	2,393	2,468	7,207	7,180
Sacramento data center	1,525	1,778	1,780	5,140	5,842
Chicago data center	1,285	1,275	(157)	3,207	(157)
Fort Worth data center	94	75	-	275	-
Other facilities [3]	955	590	674	2,121	1,953
NOI [1]	**$ 70,908**	**$ 68,076**	**$ 64,612**	**$ 206,380**	**$ 189,880**

1. *Includes facility level general and administrative expense allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include general and administrative expense allocation charges of 10% of cash revenue. These allocated charges aggregated to $5.5 million, $5.3 million and $5.2 million for the three month periods ended September 30, 2017, June 30, 2017, and September 30, 2017, respectively, and $16.0 million and $15.3 million for the nine month periods ended September 30, 2017 and 2016, respectively.*
2. *Includes 13 facilities. All facilities are leased, including those subject to capital leases. During the quarter ended March 31, 2017, the Company moved its Jersey City, NJ facility to the "Leased data centers" line item.*
3. *Consists of Miami, FL; Lenexa, KS; Overland Park, KS; and Duluth, GA facilities. During the quarter ended March 31, 2017, the Company moved its Miami, FL facility to the "Other facilities" line item*

© 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 109 EBITDA and Adjusted EBITDA Reconciliation Three Months Ende d Nine Months Ende d Septembe r 30, June 30, Septembe r 30, Septembe r 30, $ in thousands EBITDA and Adjusted EBITDA Net income Interest expense Interest income Tax benefit of taxable REIT subsidiaries Depreciation and amortization EBITDA Equity-based compensation expense Transaction, integration and other costs Adjusted EBITDA 2017 2017 2016 2017 2016 $ 7,994 7,958 (65) (3,054) $ 4,608 7,647 - (1,429) $ 6,538 6,179 (1) (4,210) $ 18,170 22,474 (66) (6,004) $ 19,204 17,034 (3) (9,269) 35,309 34,527 32,699 103,784 91,693 48,142 45,353 41,205 138,358 118,659 3,693 1,114 3,732 161 2,637 3,465 10,507 1,611 7,887 9,385 52,949 49,246 47,307 150,476 135,931 $ $ $ $ $ © 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 110

FFO, Operating FFO and Adjusted Operating FFO Reconciliation

$ in thousands	Three Months Ended			Nine Months Ended	
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
FFO					
Net income	$ 7,394	$ 4,608	$ 6,538	$ 17,570	$ 19,204
Real estate depreciation and amortization	31,237	30,275	28,493	91,016	79,771
FFO	**38,631**	**34,883**	**35,031**	**108,586**	**98,975**
Transaction, integration and other costs	1,114	161	3,465	1,611	9,385
Tax benefit associated with transaction and integration costs	-	-	(1,136)	-	(3,067)
Operating FFO *	**39,745**	**35,044**	**37,360**	**110,197**	**105,293**
Maintenance Capex	(2,193)	(1,172)	(1,731)	(4,161)	(2,446)
Leasing commissions paid	(5,592)	(4,055)	(4,402)	(13,816)	(13,597)
Amortization of deferred financing costs and bond discount	992	971	879	2,943	2,633
Non real estate depreciation and amortization	4,071	4,254	4,207	12,768	11,923
Straight line rent revenue and expense and other	(1,149)	(637)	(957)	(2,913)	(5,810)
Tax benefit from operating results	(2,454)	(1,429)	(3,075)	(5,404)	(6,203)
Equity-based compensation expense	3,693	3,732	2,637	10,507	7,887
Adjusted Operating FFO *	**$ 37,113**	**$ 36,708**	**$ 34,918**	**$ 110,121**	**$ 99,680**

*The company's calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition

© 2017 QTS. All Rights Reserved.

QTS INVESTOR DAY 2017 111 MRR Reconciliation Thre e Months Ende d Nine Months Ende d Se pte mbe r 30, June 30, Se pte mbe r 30, Se pte mbe r 30, $ in thousands Recognized MRR in the period Total period revenues (GAAP basis) Less: Total period recoveries Total period deferred setup fees Total period straight line rent and other Recognized MRR in the period MRR at period end Total period revenues (GAAP basis) Less: Total revenues excluding last month Total revenues for last month of period Less: Last month recoveries Last month deferred setup fees Last month straight line rent and other MRR at period end 2017 2017 2016 2017 2016 $ 113,767 (9,698) (2,659) $ 107,868 (8,774) (2,436) $ 103,465 (8,703) (2,377) $ 327,599 (26,833) (7,711) $ 296,920 (20,306) (6,536) (6,982) (3,306) (3,697) (13,406) (13,722) 94,428 93,352 88,688 279,649 256,356 $ 113,767 $ 107,868 $ 103,465 $ 327,599 $ 296,920 (76,912) (71,262) (69,427) (290,744) (262,882) 36,855 (2,631) (893) (1,704) 36,606 (2,872) (822) (1,221) 34,038 (2,398) (828) (1,034) 36,855 (2,631) (893) (1,704) 34,038 (2,398) (828) (1,034) 31,627 31,691 29,778 31,627 29,778 $ $ $ $ $ © 2017 QTS. All Rights Reserved.